Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-216476, 333-219088 and 333-221291 on Form S-3, Registration Statement No. 333-223036 on Form S-4, and Registration Statement Nos. 033-62705, 333-02733, 333-09167, 333-18391, 333-25587, 333-49725, 333-78173, 333-85094, 333-87529, 333-95795, 333-110332, 333-124256, 333-124257, 333-130566, 333-130570, 333-143916, 333-149989, 333-149993, 333-156027, 333-163805, 333-189578, 333-189579, 333-189580, 333-189581, 333-195768, 333-202364, 333-202366, 333-203952, 333-223264 and 333-223265 on Form S-8 of our report dated February 27, 2018, except for the impact of the matters discussed in Note 2 pertaining to the adoption of revised accounting guidance related to certain net periodic pension and other postretirement benefit costs, restricted cash and equivalents and certain distributions from equity method investees, as to which the date is June 6, 2018, with respect to the consolidated financial statements of Dominion Energy, Inc. and subsidiaries included in this Current Report on Form 8-K.

We consent to the incorporation by reference in Registration Statement No. 333-219085 on Form S-3 of our report dated February 27, 2018, except for the impact of the matter discussed in Note 2 pertaining to the adoption of revised accounting guidance related to restricted cash and equivalents, as to which the date is June 6, 2018, with respect to the consolidated financial statements of Virginia Electric and Power Company (a wholly-owned subsidiary of Dominion Energy, Inc.) and subsidiaries included in this Current Report on Form 8-K.

We consent to the incorporation by reference in Registration Statement No. 333-219086 on Form S-3 of our report dated February 27, 2018, except for the impact of the matters discussed in Note 2 pertaining to the adoption of revised accounting guidance related to certain net periodic pension and other postretirement benefit costs, restricted cash and equivalents and certain distributions from equity method investees, as to which the date is June 6, 2018, with respect to the consolidated financial statements of Dominion Energy Gas Holdings, LLC (a wholly-owned subsidiary of Dominion Energy, Inc.) and subsidiaries included in this Current Report on Form 8-K.

/s/ Deloitte & Touche LLP

Richmond, Virginia

June 6, 2018